Explanation of Responses:
(1) David G. Patterson, Chief Executive Officer and Chairman of Northwater Capital Management Inc., a corporation formed under the laws of the Province Ontario (“NCMI”), and Chief Executive Officer and Chairman of Northwater Capital Inc., a corporation formed under the laws of the Province of Ontario (“NCI”), serves on the board of directors of the Issuer as a representative of NCI and NCMI.  NCI is the direct parent of NCMI, which is the manager of Northwater Intellectual Property Fund L.P. 3A, a Delaware limited partnership (“NIP LP 3A”), Northwater Intellectual Property Fund L.P. 2, a Delaware limited partnership (“NIP LP 2”) and Northwater Intellectual Property Fund L.P. 1, a Delaware limited partnership (“NIP LP 1”, and together with NIP LP 2 and NIP LP 3A, the “Funds”).  The Reporting Persons have an indirect pecuniary interest in the shares of common stock of Textura Corporation, par value $0.001 per share (“Common Stock”) and warrants held directly by the Funds.  Each of Mr. Patterson, NCI and NCMI disclaims beneficial ownership of all shares of Common Stock that are held directly by the Funds, except to the extent of any indirect pecuniary interest therein.  In addition, Mr. Patterson and NCI directly hold shares of Common Stock and, in the case of NCI, warrants.  Each of NCI and NCMI disclaims beneficial ownership of all shares of Common Stock held directly by Mr. Patterson, and NCMI disclaims beneficial ownership of all shares of Common Stock and warrants held directly by NCI.  Mr. Patterson disclaims beneficial ownership of all shares of Common Stock and warrants held directly by NCI, except to the extent of any indirect pecuniary interest therein.
(2) Common Stock and warrants held directly by NCI.
(3) Common Stock and warrants held directly by NIP LP 3A.
(4) Common Stock and warrants held directly by NIP LP 2.
(5) On June 6, 2016, NCI exercised a warrant to purchase 13,018 shares of TXTR common stock for $16.26 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 8,144 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 4,874 shares.
(6) On June 6, 2016, NIP LP 3A exercised a warrant to purchase 177,814 shares of Common Stock for $15.00 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 102,624 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 75,190 shares.
(7) On June 6, 2016, NIP LP 3A exercised a warrant to purchase 28,558 shares of Common Stock for $15.00 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 16,482 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 12,076 shares.
(8) On June 6, 2016, NIP LP 3A exercised a warrant to purchase 25,600 shares of Common Stock for $13.92 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 13,711 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 11,889 shares.
(9) On June 6, 2016, NIP LP 2 exercised a warrant to purchase 53,657 shares of Common Stock for $16.26 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 33,569 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 20,088 shares.
(10) On June 6, 2016, NIP LP 2 exercised a warrant to purchase 34,969 shares of Common Stock for $16.26 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 21,877 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 13,092 shares.
(11) On June 6, 2016, NIP LP 2 exercised a warrant to purchase 81,642 shares of Common Stock for $13.25 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 41,622 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 40,020 shares.
(12) June 6, 2016, NIP LP 2 exercised a warrant to purchase 44,454 shares of Common Stock for $15.00 per share. The reporting person paid the exercise price on a cashless basis, resulting in TXTR’s withholding of 25,656 of the warrant shares to pay the exercise price and issuing to the reporting person the remaining 18,798 shares.
(13) Common Stock held directly by NIP LP 1.